EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned, Albert G. Lowenthal, Chairman and Chief Executive Officer of Oppenheimer Holdings Inc. (the “Company”), and Jeffrey J. Alfano, Chief Financial Officer of the Company, hereby certify that to his knowledge the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 of the Company filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

Signed at New York, New York, this 6th day of May, 2013.

/s/ Albert G. Lowenthal

Albert G. Lowenthal

Chairman and Chief Executive Officer

/s/ Jeffrey J. Alfano

Jeffrey J. Alfano

Chief Financial Officer